[symbol omitted]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                          IT IS HEREBY CERTIFIED that
                          Articles of Incorporation of

                              TBX RESOURCES, INC.
                               File No. 134992-0


were filed in this office and a certificate of incorporation was issued to this corporation, and no certificate of dissolution is in effect and the corporation is currently in existence.



                    IN TESTIMONY WHEREOF, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in the City of Austin, on May 4, 1998.



[symbol omitted]




                                                  /s/  illegible             DLM
                                              ----------------------------------
                                                 Alberto R. Gonzales
                                                 Secretary of State

                                [symbol omitted]

                               The State of Texas
                               Secretary of State


                            CERTIFICATE OF AMENDMENT
                                      FOR
                              TBX RESOURCES, INC.
                            CHARTER NUMBER 01349922


     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.


DATED MAY 25, 1999

EFFECTIVE MAY 25, 1999













[SYMBOL OMITTED]

                                                /s/  illegibe
                                                --------------------------------
                                                 Elton Bomer, Secretary of State

================================================================================


                              ARTICLES OF AMENDMENT

                       OF THE ARTICLES OF INCORPORATION OF

                               TBX RESOURCES, INC.
================================================================================
                                                         (Stamped)  FILED
                                                         in the Office of the
                                                     Secretary of State of Texas
                                                             May 25 1999

                                                         Corporations Section

         The undersigned officer of the corporation, described herein, submits the following amendments to the corporation's Articles of Incorporation to the Secretary of State, State of Texas:

                                    ARTICLE I

         The date of incorporation was March 24, 1995, and the Charter Number is 1349922.
                                   ARTICLE II

         The  article  to  be  amended,   Article   Four  of   the  Articles  of
Incorporation of TBX Resources, Inc., states:


         The aggregate number of shares which the Corporation shall have authority to issue is 1,000,000 of the par value of $.or (one cent) each, all of which shares shall be known as "Common Stock."

                                   ARTICLE III

         Article Four is to be amended as follows:

         The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 of the par value of $0.01 (One Cent) each, all of which shares shall be known as Common Stock.

                                   ARTICLE IV

         The date of adoption of this  amendment is August 3, 1998,


ARTICLES OF AMENDMENT OF THE  ARTICLES
OF INCORPORATION OF TBX RESOURCES, INC. - Page 1

                                    ARTICLE V

         The number of shares issued is 1,000,000. The undersigned owns 680,000 shares, and votes to approve this amendment.

                                   ARTICLE VI

         These amendments will be effective upon filing.

         The manner of the adoption of these Articles of Amendment, and the vote by which they were adopted, constitute full legal compliance with the provisions of applicable law, the corporation's Articles of Incorporation, and the Corporation's Bylaws.

         I HEREBY VERIFY, subject to the penalties of perjury that the statements contained are true and correct. SIGNED on this the 3rd day of August, 1998.

                                               --------------------------------
                                               Timothy P. Burroughs, President


















ARTICLES OF AMENDMENT OF THE ARTICLES
OF INCORPORATION OF TBX RESOURCES, INC. - Page 2
----------------------------------------

                            ARTICLES OF INCORPORATION

                                       OF

                               TBX RESOURCES, INC.

         The undersigned natural person of the age of eighteen (18) year to place of residence, domicile, or organization, acting as incorporator of a corporation (hereinafter referred to as the "Corporation"), under the Texas Business Corporation Act (hereinafter referred to as the "Act"), does hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE ONE

                                      NAME

         The name of the Corporation is TBX Resources, Inc.

                                   ARTICLE TWO

                                    DURATION

         The period of existence of the Corporation is perpetual.

                                  ARTICLE THREE

                               PURPOSES AND POWERS

         Section 3.01. Purposes and Powers in Addition to Statutory Powers. The purposes for which the Corporation is organized, and the powers, in addition to the general powers conferred by the Act, which the Corporation shall be entitled to exercise, all subject to the limiting provisions set forth in Section 3.03 of this Article are:

            To manage, operate or administer the business or property of any corporation, firm, or person carrying on any authorized business, and to sell or dispose of, receive and make disbursements for, or arrange for the management or administration of the whole or any part of the business or property of any corporation, firm, or person and to act as agent or manager for the development and extension of the business interests of any corporation, firm or person.

           To acquire, own, hold, improve, develop, operate, exploit, sell convey, assign, lease, exchange, transfer, dispose of, pledge, mortgage, create security interests in, deal in, and loan or borrow money upon, alone or in conjunction with others, real and personal property, tangible and intangible, of every kind, character and description or any interest therein, and all kinds and forms of securities, shares of capital stock, script, bonds, debentures, coupons, mortgages, notes, bills of exchange, acceptances, assignments, accounts, fees, evidences of indebtedness, obligations, trust certificates, interim receipts, warranties and certificates issued or created by or being claimed against any corporation, association, partnership, syndicate, entity, or person, or governmental, municipal, or public subdivision, district, or authority.

           To further have the power to carry on any of the business and do any other acts in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of Texas upon corporation formed under the Texas Business Corporation Act, and to do any or all things hereinabove set forth to the same extent as a natural person might or could do.

         Section 3,02. Direction of Purposes and Exercise of Powers of Director Subject to any limitations or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, the Board of Directors hereby is authorized to direct the purposes set forth in this Article and to exercise all the powers of the Corporation without previous authorization or subsequent approval by the Shareholders.

         Section 3,03. Limiting Provisions. Nothing in these Articles of Incorporation is to be construed as authorizing or attempting to authorize the
Corporation:

          (a) To transact any business in the State of Texas expressly prohibited by any law of the State of Texas;

          (b) To engage in any activity in the State of Texas which cannot lawfully be engaged in without first obtaining a license under the laws of the State of Texas, and which license cannot be granted to a corporation; or

          (c) To take any action in violation of the Anti-Trust Laws of the State of Texas.

                                  ARTICLE FOUR

                                AUTHORIZED SHARES

         Section 4.01. The aggregate number of shares which the Corporation shall have authority to issue is 1,000,000 of the par value of $.01 (one cent) each, all of which shares shall be known as "Common Stock."

                                  ARTICLE FIVE

                  INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

         The Corporation will not commence or transact any business or incur any indebtedness except such as shall be incidental to its organization or to obtaining subscriptions to or payment for its shares, until it has received for the issuance of its shares consideration of the value of at least One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE SIX

                        RIGHTS OF DIRECTORS AND OFFICERS

                            TO DEAL WITH CORPORATION

         No Director and no Officer of the Corporation shall be disqualified by reason of his office from dealing with or contracting with the Corporation, either as vendor, seller, purchaser, vendee, buyer, mortgagee, mortgagor, or otherwise; and no transaction of this Corporation shall be void or voidable by reason of the fact that the Director or Officer of any firm in which a Director or Officer of this Corporation is a member, or any corporation of which a Director or Officer of this Corporation is a shareholder or a director or officer, is in any way interested in such transaction.

                                  ARTICLE SEVEN

                          DENIAL OF PREEMPTIVE RIGHTS

         Provisions limiting or denying shareholders the preemptive right to acquire additional or treasury shares of the Corporation are:

                  No shareholder shall be entitled, as a matter of right, to subscribe for, purchase or receive any shares of stock or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares authorized by these Articles of Incorporation or by amendment thereof, or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any shareholder be entitled, as a matter of right, to subscribe for, purchase or receive any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into, exchangeable for, stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligations the right to subscribe for, purchase or receive from the Corporation any shares of its authorized capital stock; but all such additional issues of stock, rights and options or of bonds, debentures or other securities convertible into, or exchangeable for, stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for, purchase or receive any shares of stock, may be issued, optioned for, and sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons, firms or corporations and upon such terms as may be lawful and may to such Board of Directors seem proper and advisable, without first offering such stock or securities or any part thereof to the shareholder. The acceptance of stock in the Corporation shall be a waiver of any preemptive rights or preferential rights which, in the absence of this provision might otherwise by asserted by shareholder of the Corporation of any of them.

                                  ARTICLE EIGHT

                        PROHIBITION OF CUMULATIVE VOTING

         At each election for Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote, but it is prohibited for any shareholder to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by his shares shall equal, or by distributing such votes on such principle among any number of such candidates.

                                  ARTICLE NINE

                  PROVISIONS FOR REGULATION OF THE CORPORATION

                            AND ITS INTERNAL AFFAIRS

         The following provisions are set forth for the regulation of the Corporation and its internal affairs to the extent that such provisions are not inconsistent with the law.

         Section 9.01. Bylaws. The power to alter, amend or repeal the Bylaws and to adopt new Bylaws shall be vested in the Board of Directors and in the shareholders entitled to vote for the election of Directors; provided, however, that any Bylaw or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed, or a new Bylaw in lieu thereof may be adopted, by vote of such shareholders, but no Bylaw which has been altered, amended or adopted by vote of such shareholders may be altered, amended or repealed by the Board of Directors, nor may the substance of any Bylaw repealed by vote of such shareholders by again adopted by the Board of Directors, until one year shall have expired since such action by vote of such shareholders.

         Section 9.02 - Other Provisions. Other provisions for the regulation of the Corporation and its internal affairs not inconsistent with law or these Articles of Incorporation may be set forth in the Bylaws, including, but not limited to, provisions regulating and providing for compensation of directors, interest of directors in contracts, provisions for working capital, liability and indemnification of directors, officers and employees, removal and discharge of directors, officers, agents and employees, and voting of shares by proxy. All rights of the shareholders, directors, officers, agents and employees of the Corporation shall be deemed subject to all provisions of the Bylaws to the fullest extent permitted by law.

                                   ARTICLE TEN

                       INITIAL REGISTERED OFFICE AND AGENT

         The post office address of the initial registered office of the Corporation and the name of the initial registered agent of the Corporation at such address are:

         Registered Agent                           Registered Office
         Tim Burroughs                              5881 Preston View Road, #130
                                                    Dallas, Texas 75240

                                 ARTICLE ELEVEN

                                    DIRECTORS

         Section 11.01. Number. The Board of Directors of the Corporation shall consist of one or more members. The number of Directors shall be fixed by resolution of the Board of Directors and may be increased or decreased by resolution of the Board of Directors; but no decrease shall have the effect of shortening the term of any incumbent Director.

         Section 11.02 Qualification The Directors need not be residents of the State of Texas or shareholders of the Corporation.

         Section 11.03. Initial Directors. The number, names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and have qualified, are:

         Number:
         Name                                    Address

         Tim Burroughs                           5881 Preston View Road, #130
                                                 Dallas, Texas 75240

         IN WITNESS WHEREOF, I have hereunto set my hand, this 23rd day of March, 1995.

                                                     /s/   Tim Burroughs
                                                         ---------------------
                                                           Tim Burroughs


THE STATE OF TEXAS         ss.
COUNTY OF DALLAS           ss.

         BEFORE ME, the undersigned authority, on this day personally appeared TIM BURROUGHS, who being by me first duty sworn, declared that he is the person who signed the foregoing document as Incorporator, and the statements therein contained are true.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this the 23rd day of March, 1995.
                                                      /s/ Rosemary Rico
                                                      -----------------
                                                          Rosemary Rico

(seal)   [graphic omitted]           Notary Public in and for the State of Texas
                                     My commission expires:. 7-23-96
STATE OF TEXAS